                                                      [NAVARRE CORPORATION LOGO]


For Additional Information:
Jim Gilbertson, VP/Chief Financial Officer
                  Cary Deacon, Corporate Relations Officer
763-535-8333
763-535-8333
jgilbert@navarre.com                                         cdeacon@navarre.com

Joyce Fleck, VP Marketing
763-535-8333
jfleck@navarre.com


 NAVARRE CORPORATION REPORTS RECORD PROFITABILITY AND SALES FOR FISCAL YEAR 2003
               Company Reports 7th Consecutive Profitable Quarter
      Company will host a conference call Thursday, May 29 at 11:00 a.m. ET

MINNEAPOLIS, MN -- May 28, 2003 - Navarre Corporation (NASDAQ: NAVR) a leading distributor and publisher of a broad range of home entertainment and multimedia software products, today reported fiscal 2003 fourth quarter and year-end results for the period ended

March 31, 2003.

     o Net sales for the fiscal year ended March 31, 2003, increased 18% to a record $359.4 million as compared to $303.8 million to the fiscal year ended March 31, 2002.

     o Net income increased 59% to a record $4.3 million or $0.20 per share compared to $2.7 million or $0.12 per share over the same period last year.

     o Net sales for the fiscal fourth quarter ended March 31, 2003, increased 27% to $83.6 million as compared to $65.6 million for the same quarter ended March 31, 2002.

     o Net income for the fiscal fourth quarter increased 30% to $442,000 or $0.02 per share as compared to $340,000 or $0.02 per share for the same period last year.

Eric Paulson, Chairman and CEO of Navarre Corporation commented, "Fiscal Year 2003 was a defining year for our company. In the midst of a turbulent economy and a difficult retail environment, we were able to increase our net sales 18%, achieve our seventh consecutive quarter of profitability and maintain a strong balance sheet."

Paulson continued, "This past year has positioned the Company to execute its growth strategy both organically and through acquisition. We believe there is a continued opportunity to aggressively gain market share in our core businesses. Management believes the disciplined execution of our strategies for organic growth, while pursuing acquisitions in the independent music and distribution sectors, will deliver a sales increase in the 7 -- 10% range and a profit increase in the 14 -- 25% range for the 2004 fiscal year."


                                                                        -More


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Page 2 --

NAVARRE CORPORATION REPORTS RECORD PROFITABILITY AND SALES FOR FISCAL YEAR 2003


                            BUSINESS UNIT HIGHLIGHTS

 NAVARRE DISTRIBUTION SERVICES (NDS)

 NDS distributes non-proprietary software, video games and accessories, as well as major label music and DVD video, achieved a 16% increase in net sales to $300.8 (for the fiscal year ended March 31, 2003) as compared to $258.7 million for the same period last year.

 The division continued to increase its market share across all categories of the software industry, particularly with the recent addition of the Adobe product line. Adobe joins the publisher roster that includes other business and productivity lines from Microsoft, Symantec, Roxio and Network Associates. The acquisition of Encore aided NDS in its entry into the video game distribution category. The category grew significantly this year and Management expects appreciable growth during the next 2 -- 3 years.

 NAVARRE ENTERTAINMENT MEDIA (NEM)

 Our proprietary music and DVD division achieved a 22% increase in sales (for the fiscal year ended March 31, 2003) to $55.1 million versus $45.1 million last year. The sales performance in NEM was significant in light of the slowness experienced in the music sector.

 NEM continues upgrading its label roster and adding exciting new content that broadens its reach across all musical genres. Our rich offering of catalog titles continues to lessen our reliance on hits.

 ENCORE SOFTWARE

 Consolidated fiscal year end results include the effect of the acquisition and integration of Encore in August of 2002. This acquisition strategically places the Company in the ownership and management of content that includes software and video games and creates higher margins and additional synergies with its existing suppliers and customers. Encore's sales were $14.7 million less inter-company sales elimination of $11.2 million.


  Jim Gilbertson VP/CFO states, "The Company continues to exhibit operational strength. We increased our income from operations from $521,000 to $4.1 million in the current year. Consolidated gross margin for the fiscal year was 12.6% as compared to 10.8% for the same period last year, which partially reflects the positive effect of the Encore acquisition. The Company reported cash on hand of $10.5 million as of the fiscal year ended March 31, 2003."


                                                                           -More



                                       5

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Page 3 --
NAVARRE CORPORATION REPORTS RECORD PROFITABILITY AND SALES FOR FISCAL YEAR 2003

The Company will host a conference call Thursday, May 29 at 11:00 a.m. ET to discuss the Company's results. Messrs. Eric Paulson, Chairman and Chief Executive Officer, Jim Gilbertson, Chief Financial Officer and Cary Deacon, Corporate Relations Officer, will host the call.
The conference call can be accessed by dialing (785-832-1077), conference ID "NAV" ten minutes prior to the scheduled start time. In addition, this call will be simultaneously broadcast live over the Internet and can be accessed at http://www.navarre.com under the "About Navarre" subheading. Investors should go to the Web site 15 minutes prior to the start time to register and download any necessary software needed to listen to the call. A replay of the conference call will be available following the call's completion by dialing (402-220-0668), through midnight eastern time, Friday, May 30, 2003 or by accessing http://www.navarre.com where a replay will be available for a one-week period.

ABOUT NAVARRE CORPORATION
Navarre Corporation (Nasdaq: NAVR) provides distribution and related services to leading developers and retailers of home entertainment content, including PC software, audio and video titles, and interactive games. Encore, Navarre's majority-owned subsidiary, is a leading interactive publisher in the videogame and PC CD-ROM markets. Navarre's client-specific delivery systems allow its product lines to be seamlessly distributed to over 18,000 retail locations throughout North America. The Company provides such value-added services as inventory management, Web-based ordering, fulfillment and marketing and EDI customer and vendor interface. Since its founding in 1983, Navarre has built a base of distribution partnerships with a broad base of leading retailers across the mass merchant, music, computer and office specialty, wholesale club and military PX channels, as well as software content developers from all categories of the industry and independent record labels encompassing all musical genres. For more information, please visit the Company's Web site at http://www.navarre.com.

                                   SAFE HARBOR
"The statements in this press release that are not strictly historical are "forward looking" statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are intended to be covered by the safe harbors created by these sections. The forward-looking statements are subject to risks and uncertainties and the actual results that the Company achieves may differ materially from these forward-looking statements due to such risks and uncertainties, including, but not limited to, the Company's dependence upon a limited number of large customers that account for a significant part of its business, developments in the retail and consumer markets for prerecorded music products and computer software products, the Company's ability to successfully increase its sales of video and DVD products, retail consumer buying patterns, the ability of the Company and the music industry generally to maintain or increase sales in light of the wide-spread internet-based music swapping and file sharing by consumers, new and different competition in the Company's traditional and new markets, seasonality in its business and the fact that a large portion of the Company's revenues have traditionally been related to the holiday selling season, the Company's ability to successfully act as distributor to on-line retailers, the Company's ability to manage its inventory, the Company's dependence upon recording labels and artists, the Company's dependence upon obtaining and maintaining license agreement with software publishers, the Company's ability to react to changes in the distribution of software and prerecorded music and the ability of the Company's majority-owned subsidiary Encore Software, Inc, a videogame and CD-ROM publisher, to successfully develop and distribute new and existing products. A detailed statement of risks and uncertainties is contained in the Company's reports to the Securities and Exchange Commission, including the Section entitled: Forward Looking Statements" in the Company's Form 10-K for the year ended March 31, 2002. Investors and shareholders are urged to read this document carefully. The Company can offer no assurances that any projections, assumptions or forecasts made or discussed in this release "Navarre Corporation Reports Record Profitability and Sales for Fiscal Year 2003", dated May 28, 2003, will be met, and investors should understand the risks of investing solely due to such projections. The Company undertakes no obligation to revise any forward- looking statements in order to reflect events or circumstances that may arise after the date of this press release."



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



Investors and shareholders may obtain free copies of the company's public filings through the website maintained by the SEC at http://www.sec.gov or at one of the SEC's other public reference rooms in New York, New York or Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information with respect to the SEC's public reference rooms. Free copies of these documents may be obtained by contacting Kathy Conlin at 763-535-8333.




                                       ###


                          (Financial Statements Follow)

                               NAVARRE CORPORATION

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                  (Amounts in thousands, except per share data)
                                   (Unaudited)

                                                       THREE MONTHS -- MARCH 31,          YEAR ENDED -- MARCH 31,
                                                         2003             2002              2003            2002
                                                 ---------------- ----------------- ---------------- ---------------

     Net sales                                           $83,649           $65,616         $359,384        $303,817
     Gross profit                                         11,564             8,004           45,131          32,893
     Operating expenses                                   11,182             7,716           41,007          32,372
------------------------------------------------ ---------------- ----------------- ---------------- ---------------
     Income from operations                                  382               288            4,124             521
     Other income/(expense)                                  (3)                52              134             711
     Impact of investment in NetRadio Corp                    63               ---               63           1,480
------------------------------------------------ ---------------- ----------------- ---------------- ---------------
     Consolidated net income                                $442              $340           $4,321          $2,712
================================================ ================ ================= ================ ===============
     Earnings per common share:
       Basic                                               $0.02             $0.02            $0.20           $0.12
       Diluted                                             $0.02             $0.02            $0.20           $0.12
================================================ ================ ================= ================ ===============
     Weighted average common and
       common equivalent shares outstanding
       Basic                                              21,616            21,616           21,616          22,553
       Diluted                                            21,907            21,635           21,841          22,575
================================================ ================ ================= ================ ===============




                               NAVARRE CORPORATION

                           CONSOLIDATED BALANCE SHEETS
                             (Amounts in thousands)


                                                           AS OF MARCH 31, 2003           AS OF MARCH 31, 2002
                                                           --------------------           --------------------
Assets
   Current assets
      Cash                                                        $10,485                        $18,966
      Receivables, net                                             53,784                         42,666
      Inventories                                                  23,831                         15,316
      Other                                                         4,845                            163
------------------------------------------------------ ------------------------------ ------------------------------
   Total current assets                                            92,945                         77,111
   Property and equipment, net                                      3,585                          3,028
   Other assets                                                     4,599                            946
   Total assets                                                  $101,129                        $81,085
====================================================== ============================== ==============================

Liabilities and stockholder's equity
   Payables and accrued expenses                                  $72,190                        $56,735
   Long-term note payable                                             268                           ----
   Stockholders' equity                                            28,671                         24,350
------------------------------------------------------ ------------------------------ ------------------------------
   Total liabilities and stockholders' equity                    $101,129                        $81,085
====================================================== ============================== ==============================



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